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                                                                EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Oasis Residential, Inc. on Form S-3 (File No. 333-22901) and Form S-8 (File No. 333-07317) of our report dated June 29, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Villa Martinique Apartments for the year ended December 31, 1996, which report is included in this Current Report on Form 8-K.

                                                /s/ COOPERS & LYBRAND L.L.P.
                                                -------------------------------
                                                    Coopers & Lybrand L.L.P.

San Francisco, California
November 5, 1997